EXHIBIT 21.1

Subsidiaries of the Registrant

Tecstar Automotive Group, Inc. (formerly known as Starcraft Corporation) is the only directly-owned subsidiary of Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”). Each other entity below is an indirectly-owned subsidiary of Quantum and is, unless otherwise indicated, a direct, wholly-owned subsidiary of Starcraft Corporation. The state or other jurisdiction of incorporation or organization of each entity listed below is noted in parentheses following the name of each such entity. Certain subsidiaries of Quantum have been omitted because such subsidiaries would not, in the aggregate, constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) as of the end of the year covered by the accompanying Annual Report on Form 10-K.

1.	Tecstar Automotive Group, Inc. (Indiana)

2.	Wheel to Wheel, LLC (Indiana)

3.	Tecstar Partners, LLC (Indiana)

4.	Tecstar, L.P. (Indiana)

•	49% Starcraft Corporation

•	50% Wheel to Wheel, LLC

•	1% Tecstar Partners, LLC

5.	Starcraft Automotive Group, Inc. (Indiana)

6.	Starcraft Southwest, Inc. (Indiana)

7.	Tecstar Manufacturing Canada Limited (Nova Scotia)

•	50% Starcraft Corporation

•	50% Wheel to Wheel, LLC

8.	Tarxien Automotive Products Limited (Nova Scotia)

•	50% Starcraft Corporation

•	50% Wheel to Wheel, LLC

9.	Starcraft de Mexico, S. de R.L. de C.V. (Mexico)

•	99.97% Starcraft Automotive Group, Inc.

•	0.03% Starcraft Corporation

10.	Wheel to Wheel Parts.com, LLC (Michigan)

•	100% Wheel to Wheel, LLC

11.	Wheel to Wheel Powertrain, LLC (Michigan)

•	100% Wheel to Wheel, LLC

12.	Classic Design Concepts, LLC (Indiana)

•	100% Tecstar, L.P.

13.	AmStar, LLC (Indiana)

•	50% Tecstar, L.P.

•	50% AM General, LLC

14.	PowerTrain Integration, LLC (Indiana)

•	51% Tecstar, L.P.

•	49% IMPCO Technologies, Inc.

15.	Regency Conversions, LLC (Michigan)

16.	Performance Concepts, LLC (Michigan)

17.	Unique Performance Concepts, LLC (Michigan)

•	50.1% Performance Concepts, LLC

•	49.9% Unique Vehicle Concepts, Inc.

18.	Troy Tooling, LLC (Michigan)